EXHIBIT 5.1
[LORD, BISSELL & BROOK LLP LETTERHEAD]
February 6, 2006
Reliance Steel & Aluminum Co.
350 Grand Avenue, Suite 5100
Los Angeles, California 90071
Ladies and Gentlemen:
We have acted as counsel to Reliance Steel & Aluminum Co, a California corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) of a Registration Statement on Form S-4 (the “Registration Statement”) relating to registration under the Securities Act of the issuance of shares of Common Stock, no par value, of the Company (the “Common Stock”) in connection with the merger of Earle M. Jorgensen Company (“EMJ”) with and into RSAC Acquisition Corp. (“RSAC”), a wholly-owned subsidiary of the Company, as contemplated by the Agreement and Plan of Merger, dated as of January 17, 2006, by and among EMJ, RSAC and the Company (the “Merger Agreement”).
We have examined the Merger Agreement and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of and in connection with rendering this opinion. We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.
Based on the foregoing, we are of the opinion that the shares of Common Stock have been duly authorized and (i) when the Registration Statement has become effective under the Securities Act and (ii) when the shares of Common Stock have been duly executed, countersigned and delivered by the Company upon the consummation of the transaction as contemplated in the Merger Agreement and the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable.
We are members of the Bar of the State of California and this opinion is limited to the federal statutory laws of the United States, the laws of the State of California and the Delaware General Corporation Law.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the proxy statement/prospectus that forms a part of the Registration Statement. In giving such opinion, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ LORD, BISSELL & BROOK llp
LORD, BISSELL & BROOK llp